                                                DUANE MORRIS LLP DRAFT OF 4/5/02

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        THE DUN & BRADSTREET CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                           22-3725387
 (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

 One Diamond Hill Road, Murray Hill, N.J.                        07974
 (Address of Principal Executive Offices)                      (Zip Code)

                        THE DUN & BRADSTREET CORPORATION
             KEY EMPLOYEES' NONQUALIFIED DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                  Robert Levin
                            Assistant General Counsel
The Dun & Bradstreet Corporation, One Diamond Hill Road, Murray Hill, N.J. 07974
                     (Name and address of agent for service)

                                 (908) 665-5000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed          Proposed
Title of                                                      Maximum           Maximum
Securities                                                    Offering          Aggregate            Amount of
to be                               Amount to be              Price Per         Offering             Registration
Registered                          Registered                Obligation        Price                Fee
-----------------------------------------------------------------------------------------------------------------
Deferred Compensation               $7,000,000                 100%             $7,000,000 (2)       $644
Obligations (1)

(1) The Deferred Compensation Obligations are unsecured obligations of The Dun & Bradstreet Corporation to pay deferred compensation in the future in accordance with the terms of The Dun & Bradstreet Corporation Key Employees' Nonqualified Deferred Compensation Plan.

(2)      Estimated solely for purposes of determining the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are incorporated herein by reference the following documents:

         1. The Annual Report of The Dun & Bradstreet Corporation (the "Company") on Form 10-K for the year ended December 31, 2001, as filed with the Commission pursuant to the Exchange Act.

         2. All other documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and such document shall be deemed to be a part hereof from the date of filing of such document.

         Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Under The Dun & Bradstreet Key Employees' Nonqualified Deferred Compensation Plan (the "Plan"), the Company will provide eligible employees the opportunity to agree to the deferral of a specified percentage of their cash compensation. The obligations of the Company under such agreements (the "Obligations") will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Plan, and will rank pari passu with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding.

         The amount of compensation to be deferred by each participating employee (each a "Participant") will be determined in accordance with the Plan based on elections by each Participant. Each Obligation will be payable on a date selected by each Participant in accordance with the terms of the Plan or, if earlier, due to death, disability, retirement, change in control of the Company or other termination of employment pursuant to the terms of the Plan. The Obligations will be allocated to one or more investment options ("Investment Options") individually chosen by each Participant from a list of investment fund options. Each Participant's Obligation will be adjusted to reflect the investment experience, whether positive or negative, of the selected Investment Options, including any appreciation or depreciation.


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         A Participant's right or the right of any other person to the
Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged, or encumbered except by a written designation of a beneficiary under the Plan, by written will, or by the laws of descent and distribution.

         The Company reserves the right to amend, alter or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of the Participant to the balance of his or her deferred account as of the date of such amendment or termination. In addition, the Company may, in its discretion, accelerate the payment of benefits under the Plan to a Participant (or a Participant's beneficiary) notwithstanding any election made by the Participant and whether or not the Participant has commenced the receipt of distributions under the Plan.

         The Obligations are not convertible into another security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company.

ITEM 5. INTERESTS OF EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The Company's Restated Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the


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fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, 2 except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

         The indemnification rights conferred by the Restated Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

Exhibit

No.               Description
--------          -----------
    5             Opinion of Duane Morris LLP.
   23.1           Consent of PricewaterhouseCoopers LLP.
   23.2           Consent of Duane Morris LLP (included as part of Exhibit 5).
   24             Power of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


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         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on April 9, 2002.

                              THE DUN & BRADSTREET CORPORATION


                              By /s/ Alan Z. Loren
                                 -----------------------------------------------
                                                   Alan Z. Loren
                                 Chairman, Chief Executive Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sara Mathew, and Robert Levin, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 9, 2002.

Signatures                                                    Title
/s/ Alan Z. Loren
-------------------------------                               Director and Chairman,
    Alan Z. Loren                                             Chief Executive Officer and President
                                                              (Principal Executive Officer)


/s/ Sara Mathew
-------------------------------                               Senior Vice President and
    Sara Mathew                                               Chief Financial Officer
                                                              (Principal Financial and Accounting Officer)


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

/s/ Ronald L. Kuehn, Jr.
-------------------------------                               Director
    Ronald L. Kuehn, Jr.


/s/ Victor A. Pelson
-------------------------------                               Director
    Victor A. Pelson


/s/ Micheal R. Quinlan
-------------------------------                               Director
    Michael R. Quinlan


/s/ Naomi O. Seligman
-------------------------------                               Director
    Naomi O. Seligman


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
                            EXHIBIT INDEX TO FORM S-8

Exhibit
No.               Description
--------          -----------
    5             Opinion of Duane Morris LLP.
   23.1           Consent of PricewaterhouseCoopers LLP.
   23.2           Consent of Duane Morris LLP (included as part of Exhibit 5).
   24             Power of Attorney (included on signature page).


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